ASSIGNMENT
                             OF
                     PURCHASE AGREEMENT

     THIS ASSIGNMENT made and entered into this 27th day of April, 1999, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 19th day of April, 1999, Assignor entered into Purchase Agreement ("the Agreement") for that certain property located 1304 Woodward Avenue, Muscle
Shoals,  AL  (the  "Property") NOM Muscle  Shoals  LTD.,  as
Seller; and

      WHEREAS, Assignor desires to assign all of its rights, title and interest in, to and under the Agreement to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")



By: /s/ Robert P Johnson
        Robert P. Johnson, its President


AEI INCOME & GROWTH FUND XXII
LIMITED PARTNERSHIP
 ("Assignee")

BY: AEI FUND MANAGEMENT XXI, INC.



By: /s/ Robert P Johnson
        Robert P. Johnson, its President